FOMO’s PURGE VIRUS BUSINESS Now Live on ALIBABA

Chicago, IL, January 12, 2021 – FOMO CORP. (US OTC: ETFM) announces that its wholly owned subsidiary, Purge Virus, LLC (“PV”; https://purgevirus.com/), has begun offering COVID-19 disinfection products and services on the Alibaba Business-2-Business (B2B) platform at the following:

https://us1384134688isrj.trustpass.alibaba.com/?spm=a2700.shop_cp.88.7

In December 2020, Alibaba approved PV as a Global Gold Supplier which significantly expands the distribution platform for its business. With the B2B platform, business owners and facility managers across private and public sectors have the convenience of purchasing products and services by matching their heating, ventilation, and air conditioning (HVAC) system needs to the most appropriate PV technology. Volume ordering, portable devices, and improved indoor air quality (IAQ) are proven to reduce the spread of COVID-19 and expected to be in high demand.

Alibaba Group Holding Limited (NYSE: BABA; https://www.alibaba.com/) is the world’s largest B2B e-commerce company with a market capitalization of more than $600 billion. With the launch, Purge Virus joins the roughly 190,000 Alibaba B2B sellers globally. Alibaba is uniquely positioned to foster major portfolio accounts for PV that involve hotel and restaurant chains, among large operators in other economic sectors such as schools, hospitals, municipal buildings, medical facilities, commercial buildings such as shopping malls and office buildings, airports, and other non-residential verticals.

“We see this fight against COVID-19 as an all hands-on-deck effort. Masks, social distancing, and vaccines are powerful tools, but they may not be enough to reach herd immunity as quickly as we would all like. We are pleased to have been approved as a Global Gold Supplier for Alibaba and our offerings online are now an added spoke in the wheel of the solution,” said Charlie Szoradi, CEO of Purge Virus, LLC.

Said Vik Grover, FOMO CEO: “The approval, deployment and launch process at Alibaba took several weeks during the B2B marketplace’s busiest time of the year. I view the launch of Purge Virus on Alibaba as a statement win for the PV team and a validation of the business as a real player in the world of e-commerce that is ready to scale. Looking ahead, we intend to deploy announced and potential future acquisitions on the marketplace and through PaaS providers such as Shopify (NYSE:SHOP; already live) to accelerate sales growth for a clean/smart buildings technology portfolio.”

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Wayman Baker, PhD

EVP Corporate Development & Investor Relations

(630) 286-9560

IR@fomoworldwide.com